UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2006

NEWGEN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000- 23365	33-0840184
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

6000 Fairview Road, 12th Floor, Charlotte, North Carolina 28210
(Address of principal executive offices) (zip code)

(704) 552-3590
(Registrant's telephone number, including area code)

Copies to:
Thomas A. Rose, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01 Entry into a Material Definitive Agreement.

On September 5, 2006, NewGen Technologies, Inc. (“the Company”) agreed to successfully dissolve its proposed joint venture with AG Global Partners, Ltd. (“AG Global”). The Company agreed to pay $110,000 and issue 1,125,000 shares of the Company’s common stock. In return, the Company regains the right to carry out business in Europe (excluding Germany, for which the right already exists), Scandinavia and the Nordic Region, the Middle East, Pakistan and India, the ASEAN region (Indonesia, Malaysia, Philippines, Singapore, Thailand, Brunei Darussalam, Vietnam, Lao People’s Democratic Republic, Burma/Myanmar and Cambodia), and Australia that was granted to the proposed joint venture. In addition, the Company revoked the license to use the Company’s patent pending technology in the aforementioned territories granted to the proposed joint venture.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description
10.1	Settlement Deed by and among NewGen Technologies, Inc., NewGen Fuel Technologies Limited, AG Global Partners Limited, Alexander James Greystoke, Geoffrey Dawson and Lyanne Millhouse

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWGEN TECHNOLOGIES, INC.

Dated: September 8, 2006	By:	/s/ Scott Deininger
Name: Scott Deininger
Title: Chief Financial Officer